Exhibit (h)(19)

Amendment to Fund Accounting and Administration Agreement

This Amendment dated as of September 27, 2010 (this “Amendment”) is to the Fund Accounting and Administration Agreement dated October 1, 2007, as amended (the “Agreement”), by and between ALPS Fund Services, Inc., a Colorado corporation (“ALPS”), and Financial Investors Trust, a Delaware statutory trust (the “Trust”).

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Effective as of the date of this Amendment, Appendix A to the Agreement is replaced in its entirety with the new Appendix A attached hereto and incorporated by reference herein.

2. Effective as of the date of this Amendment, Appendix C to the Agreement is replaced in its entirety with the new Appendix C attached hereto and incorporated by reference herein.

3. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Jeremy O. May
Name: Edmund J. Burke		Name: Jeremy O. May
Title: President		Title: President

APPENDIX A

FUNDS

ALPS/Red Rocks Listed Private Equity Fund

    (formerly, Listed Private Equity Fund) (Classes A, C, I and R)

Activa Value Fund (Classes A, C and I)

ALPS/GNI Long-Short Fund (Classes A, C and I)

Clough China Fund (Classes A, C and I)

Jefferies Asset Management Commodity Strategy Allocation Fund (Classes A, C and I)

RiverFront Moderate Growth Fund (Classes A, C and I)

RiverFront Long-Term Growth & Income Fund (Classes A, C and I)

RiverFront Moderate Growth & Income Fund (Classes A, C and I)

RiverFront Long-Term Growth Fund (Classes A, C, I, Investor and L)

APPENDIX C

FEES

I. ALPS/Red Rocks Listed Private Equity Fund (Classes A, C, I and R):

Fees: Annual fee, billed monthly, in the amount of:

(i)	8 basis points of the Fund’s average net assets between $0 - $500M; and

(ii)	6 basis points of the Fund’s average net assets between $500M - $1B; and

(iii)	4 basis points of the Fund’s average net assets over $1B.

II. Activa Value Fund (Classes A, C and I):

Fees: The Trust on behalf of the Activa Value Fund shall pay to ALPS a fee, payable monthly, at the annual rate of 0.15% of the average daily net assets of the Activa Value Fund.

III. ALPS/GNI Long-Short Fund (Classes A, C and I):

Fees: Annual fee, billed monthly, in the amount of:

(iv)	8 basis points of the Fund’s average net assets between $0 - $500M; and

(v)	6 basis points of the Fund’s average net assets between $500M - $1B; and

(vi)	4 basis points of the Fund’s average net assets over $1B.

IV. Clough China Fund (Classes A, C and I):

Fees: The Trust on behalf of the Clough China Fund shall pay to ALPS a fee, payable monthly, at the annual rate of 0.15% of the average daily net assets of the Clough China Fund.

V. Jefferies Asset Management Commodity Strategy Allocation Fund (Classes A, C and I):

Fees: The Trust on behalf of the Jefferies Asset Management Commodity Strategy Allocation Fund (the “Jefferies Fund”) shall pay to ALPS a fee, payable monthly, at the annual rate of 0.10% of the average daily net assets of the Jefferies Fund.

VI. RiverFront Moderate Growth Fund (Classes A, C and I); RiverFront Long-Term Growth & Income Fund (Classes A, C and I); and RiverFront Moderate Growth & Income Fund (Classes A, C and I); and RiverFront Long-Term Growth Fund (Classes A, C, I, Investor and L) (the “RiverFront Funds”):

Fees: The Trust on behalf of the RiverFront Funds shall pay to ALPS a fee, payable monthly, at the annual rate of 0.10% of the average daily net assets of the RiverFront Funds.

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OUT-OF-POCKET EXPENSES:

Pass-through at cost of out-of-pocket expenses, including: third-party security pricing and/or data fees, Bloomberg fees, Gainskeeper fees, Blue Sky permit processing fees and state registration fees, control review reports, travel expenses to Board meetings and on-site supervisory reviews, Board book/materials printing and mailing, FINRA advertising/filing fees (including additional ALPS’ fees for expedited reviews), registered representative licensing fees, fulfillment costs, postage, customized programming/enhancements and other expenses which may occur at the direction of the Trust.

The proposed fees do not reflect the cost for an independent auditor to review the income tax provision and tax basis financial statement disclosures, review and sign the federal and state income tax returns, review the distribution calculations or review and sign the excise tax returns.